Exhibit 99.1

Riot Blockchain Enters Co-location Mining Contract with Coinmint

Relationship expected to reduce direct mining production costs, maximize hash rate, and provide expansion opportunities for Riot

CASTLE ROCK, CO. – April 14, 2020 – Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), one of the few Nasdaq listed public cryptocurrency mining companies in the United States, has executed a co-location mining services contract with Coinmint, LLC (“Coinmint”), operator of one of the largest digital currency data centers in North America.

Riot believes the hosting arrangement can positively impact its power costs, the Oklahoma City facility’s heat and environmental operating issues, and provide a path to diversify its mining operations. The Coinmint facility not only offers a cost-effective solution to Riot’s mining needs but also allows Riot to potentially expand its total hashing capacity.

As part of verifying this strategy, the Company will relocate a portion of its recently purchased Bitmain Antminer S17s to Coinmint’s Massena, New York facility for initial operational, security, and reporting controls testing and verification. The Company has assessed the risks of this transition, including exposures and potential issues related to the novel coronavirus (COVID-19), and believes the risks are reasonably mitigated due to the “plug and play” infrastructure of Coinmint’s facilities.

COVID-19 Pandemic Update: Per the March 2020 Production Update press release issued on April 2, 2020, Riot is continuing to monitor COVID-19 and its potential impact on the Company’s workforce, operations, finance and liquidity. To date, the impact has remained minimal.

About Coinmint, LLC

Coinmint operates a digital currency data center in a former Alcoa Aluminum smelter in Massena, New York. At 435MW of transformer capacity at its Massena complex, the facility’s capacity is three times larger than any other known operating digital currency data center. The facility has been operational since May 2018. Given the abundance of hydroelectric and wind generation in the area, the experience of its management team in wholesale electricity markets, and the large capacity, Coinmint has a material electrical economic advantage. For more information, visit www.coinmint.one.

About XMS Capital Partners

XMS Capital Partners, LLC (“XMS”) assisted the Company in identifying this opportunity as part of XMS’s engagement with Riot. XMS, headquartered in Chicago, is an independent global financial services firm with expertise in M&A and strategic advisory. XMS is assisting Riot navigate the dynamic bitcoin landscape and advise the Company on potential strategic transactions in bitcoin mining related operations. For more information, visit www.xmscapital.com.

About Riot Blockchain

Riot Blockchain (NASDAQ: RIOT) specializes in cryptocurrency mining with a focus on bitcoin. Riot also holds non-controlling investments in blockchain technology companies. Riot is headquartered in Castle Rock, Colorado, and the Company’s mining facility is located in Oklahoma City, Oklahoma. For more information, visit www.RiotBlockchain.com.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For further information, please contact:

Media Contact:

PR@RiotBlockchain.com

Investor Contact:

Gateway Investor Relations

Matt Glover and Charlie Schumacher

Telephone: 949-574-3860

Email: RIOT@gatewayir.com